UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2009

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

As disclosed in Constellation Energy’s Current Report on Form 8-K dated December 17, 2008, in connection with the termination of the merger agreement with MidAmerican Energy Holdings Company (“MidAmerican”) and the conversion of Series A Preferred Stock held by MEHC Investment, Inc. (“MEHC Investment”), an affiliate of MidAmerican, Constellation Energy delivered to MEHC Investment a 14% Senior Note dated December 17, 2008 in the aggregate principal amount of $1.0 billion (the “Note”). On January 12, 2009, Constellation Energy repaid the Note in full together with accrued and unpaid interest through January 12, 2009 of approximately $5.0 million.  Giving effect to the Note repayment, Constellation Energy’s estimated net available liquidity on December 31, 2008 was approximately $2.4 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	January 13, 2009	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel